EXHIBIT 23.2





SIEGEL - SMITH LLP                              Financial Advisors
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Certified Public Accountants
Member American Institute of                    400 S. Sierra Avenue
Certified Public Accountants                    Solana Beach, CA 92075
                                                Telephone 858-792-8606
                                                Facsimile 858-792-8608


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2002 on our audit of the financial statements of Interspace Enterprises, Inc. as of December 31, 2001 which report is included in the annual report on Form 10-KSB for the year ended December 31, 2001.


/s/  Siegel - Smith, LLP
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     Siegel - Smith, LLP

July 2, 2002

Solana Beach, CA 92075